Exhibit 4.2

                          SA HOLDINGS, INC.
                       STOCK OPTION AGREEMENT
                                UNDER
                   1994 NON-EMPLOYEE DIRECTOR PLAN


      STOCK OPTION AGREEMENT (this "Agreement") entered into this ____ day of ____________________, 199__, between SA HOLDINGS, INC., a Delaware corporation (the "Corporation"), and ________________, a member of the Board of Directors of the Corporation (the "Optionee," which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require).

      The Corporation desires, by affording the Optionee the right and option (the "Option") to purchase shares of its Common Stock, $.0001 par value (the "Common Stock"), as hereinafter provided, to provide an additional incentive to the Optionee to continue to work for the best interests of, and provide services to, the Corporation and its stockholders and to that end has adopted the 1994 Stock Option Plan for Non-Employee Directors of SA Holdings, Inc. (the "Plan").

      NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

      1. Definitions. As used herein, the following terms shall have the respective meanings set forth below:

            "Commencement Date" shall mean the date first above written;

            "Option Term" shall mean the period of five (5) years from the Commencement Date, or such shorter period as may be prescribed in Sections 6, 7 and 8 hereof; and

            "Vested Shares" shall mean the cumulative aggregate number of Optioned Shares (as defined in Section 2 below) which are subject to the exercise of the Option at a particular time determined in accordance with Section 4 hereof.

      2. Grant of the Option. The Corporation hereby grants as of the date of this Agreement to the Optionee the Option, from and after the Commencement Date, to purchase all or any part of an aggregate of _________ shares (the "Optioned Shares") of Common Stock on the terms and conditions hereinafter set forth in accordance with the terms and provisions of the Plan. A copy of the Plan as in effect on the date hereof has been supplied to the Optionee, and the Optionee hereby acknowledges receipt thereof.

      3.    Exercise Price.  The purchase price of the Optioned
Shares shall be $_________ per Optioned Share (the "Exercise
Price") which represents 100% of the fair market value of a share of Common Stock on the date first above written determined in accordance with the Plan.

      4. Terms of the Option. (a) The Option shall vest and become exercisable on the date which is six (6) months and one (1) day from the Commencement Date (the "Option Vesting Date").

            (b) The number of Optioned Shares which may be purchased pursuant to the exercise of the Option shall be cumulative to the extent that Optioned Shares are not theretofore purchased in accordance with the terms hereof. Subject to the provisions of this Section 4, the Option shall be exercisable in whole at any time or in part from time to time during the Option Term as to any or all Vested Shares; provided, however, that the Option must be exercised within the Option Term; and provided further, however, that except as provided in Sections 6, 7 and 8, the Option may not be exercised unless at the time of exercise the Optionee shall be a member of the Board of Directors of the Corporation. Neither the Optionee nor his successors in interest shall have any rights of a stockholder with respect to any Optioned Shares until such Optioned Shares shall be issued to him upon the due exercise of the Option in accordance with the terms hereof.

            (c) Any shares of Common Stock acquired upon the exercise in whole or in part of this Option may not be assigned, transferred or sold by Optionee except as set forth herein. Commencing on that date which is one month after the Option Vesting Date (such date being referred to herein as "Restriction Lapse Date No. 1"), and on the same day of each successive calendar month thereafter (each such date being referred to herein as the next successive Restriction Lapse Date until Restriction Lapse Date 18), the restrictions for assignment, transfer or sale set forth in this Agreement shall expire as to, but not more than, the aggregate number of shares of Common Stock determined in accordance with the terms of this Agreement and the schedule set forth below, provided that any shares of Common Stock so assigned, transferred or sold following exercise of this Option shall be deducted from the aggregate amount which may be disposed of hereunder.

                         Aggregate Number of shares of Common Stock
                          (expressed as a fraction of total number
Restriction                of Optioned Shares acquired hereunder)
Lapse Date No.                        which may be sold
--------------           ------------------------------------------
1                                              1/18
2                                              2/18
3                                              3/18
4                                              4/18
5                                              5/18
6                                              6/18
7                                              7/18
8                                              8/18
9                                              9/18
10                                             10/18
11                                             11/18
12                                             12/18
13                                             13/18
14                                             14/18
15                                             15/18
16                                             16/18
17                                             17/18
18                                             18/18


            (d) In the event the Optionee is no longer performing services to the Corporation as a director (for any reason whatsoever) the Corporation shall, for a period of twenty-four (24) full months following the Commencement Date, have the exclusive and irrevocable right, but not the obligation (the "Company's Right of Repurchase"), to require the Optionee to sell to the Corporation an amount of shares of Common Stock equivalent to the total number of shares acquired by the Optionee pursuant to the terms of this Option, for an amount per share equivalent to the original Exercise Price applicable to such Optioned Shares (the "Reacquisition Price"). The Corporation may exercise the Company's Right of Repurchase by providing Optionee written notice of its intention to do so. Thereafter, Optionee shall have five (5) days to provide the Corporation with an appropriate Assignment and such other instruments and documents as requested by the Corporation and its counsel to effect such assignment to the Corporation. Upon receipt of such documents, the Corporation shall pay to Optionee the aggregate Reacquisition Price.

      5. Restriction on Transfer. Except as provided in Section 7 below, the Option may not be transferred, pledged, assigned or hypothecated in any way by the Optionee and may be exercised only by the Optionee. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

      6. Termination of Relationship. Except as provided in Sections 7 and 8, in the event the Optionee shall cease to be a member of the Board of Directors of the Corporation, the Option, to the extent not theretofore exercised, shall terminate after the passage of thirty (30) days from the date of such termination regardless of the reason; therefor, but in no event shall Optionee be permitted to exercise said Option after the expiration of the Option Term.

      7. Death of Optionee. In the event of the death of the Optionee, the Option may be exercised with respect to any or all Vested Shares not theretofore purchased upon prior exercise of the Option, at any time within a period of one (1) year after the death of the Optionee (except that in the event of the death of the Optionee during the thirty (30) day period referenced in Section 6 above, the option exercise period shall be decreased to 180 days after the date that said Optionee dies), but in no event shall the Option be exercised after the expiration of the Option Term, by the estate, legatee, distributee or beneficiary of the Optionee or any of their respective legal representatives to the same extent as the Option could have been exercised on the date of death of the Optionee by the Optionee.

      8. Merger, Consolidation, Sale of Assets, etc., Resulting in a Change in Control. (a) In the event of a Change in Control (as hereinafter defined), notwithstanding the provisions of Section 4, the Company's Right of Repurchase shall immediately be and become null and void ab initio and shall no longer be exercisable by the Corporation if, within two (2) years of such Change in Control, the Optionee shall cease for any reason to be a member of the Board of Directors of the Corporation. For purposes of this Agreement, a Change in Control of the Corporation shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation; or (ii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Corporation's outstanding Common Stock, except for any person who had such beneficial ownership prior to the date hereof; or (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof; provided, however, that an event or series of events described in (i), (ii), (iii) or (iv) above shall not constitute a Change in Control if a majority of the directors in office who were also directors on the date which is three (3) years prior to the occurrence of such an event shall so determine.

            (b)   Any exercise of the Option permitted pursuant to
Section 8(a) shall be made within 180 days of the Optionee's termination as a director of the Corporation.

      9. Reorganization, Merger, Consolidation, etc. In the event that, at any time after the date hereof, the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in capital stock, the Option shall thereafter be exercisable for the kind and number of shares of stock or other securities of the Corporation or of the corporation resulting therefrom to which the holder of the number of Optioned Shares not theretofore purchased by the Optionee thereunder would have been entitled thereupon. Such adjustment shall be made without change in the total price applicable to the Optioned Shares not theretofore purchased by the Optionee, but with a corresponding adjustment in the Exercise Price per Optioned Share.

      10. Representations, Warranties and Agreements of the Optionee. The Optionee hereby confirms that the Optioned Shares, when issued to the Optionee pursuant to the terms of this Agreement, will be issued subject to the provisions, conditions and restrictions of this Agreement and agrees that in consideration of the grant of the Option he or she will continue to serve as a director of the Corporation during the term for which he or she was elected. In addition, unless the Optioned Shares have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), the Optionee hereby further represents, warrants and agrees as follows:

            (a) that he or she will acquire any Optioned Shares for his own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act;

            (b) that he or she understands that the Optioned Shares have not been registered under the Securities Act by reason of their issuance by the Corporation in a transaction exempt from the registration requirements of the Securities Act; and that the Optioned Shares must be held by the Optionee indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

            (c) that he or she further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Optionee) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales under certain circumstances only in limited amounts; and

            (d) that he or she will not transfer any of the Optioned Shares acquired by him or her except pursuant to a registration statement filed pursuant to the Securities Act or an exemption therefrom.

      11. Stock Legend. In order to assure compliance with the restrictions upon transfer contained in this Agreement, the certificates representing the Optioned Shares when issued, and each certificate issued in exchange for or upon transfer of any of the Optioned Shares, shall, unless and until the Optioned Shares shall have been registered under the Securities Act or be exempt from registration thereunder, be stamped or otherwise imprinted with a legend in substantially the following form:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

In addition, the Optionee hereby agrees that the Corporation may issue appropriate stop transfer orders to the Corporation's transfer agents with respect to the Optioned Shares.

      12. Exercise of Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Corporation, at its principal executive office, which is now located at 1912 Avenue K, Suite 100, Plano, Texas 75074, Attention: Vice President-Finance. Such notice shall state the election to exercise the Option and the number of Optioned Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment by official bank or certified check payable to the Corporation for the full Exercise Price of the Optioned Shares to be purchased.
The Corporation shall issue and deliver a certificate or certificates representing such Optioned Shares as soon as practicable (but in no event more than thirty (30) days) after such notice and payment are received at such time, place and manner as may be agreed upon by the Corporation and the person or persons exercising the Option. The certificate or certificates representing the Optioned Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, shall have placed thereon the legend, if any, required by Section 11 and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option. In the event that the Option shall be exercised pursuant to Section 7 by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Optioned Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

      13. Restrictions on Issue of Shares. Anything contained in this Agreement to the contrary notwithstanding, the Corporation may delay the issuance of Optioned Shares covered by the exercise of the Option and the delivery of a certificate for such Optioned Shares until one of the following conditions shall be satisfied:

                  (i) Optioned Shares with respect to which the Option has been exercised are at the time of the issue or transfer of such Optioned Shares effectively registered under applicable federal securities laws now in force or hereafter amended; or

                  (ii)  counsel for the Corporation shall have
      given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Optioned Shares are exempt from the registration under applicable federal securities laws now in force or hereafter amended.

It is intended that all exercises of the Option shall be effective. Accordingly, the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Corporation shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance or transfer from the Corporation's treasury of Optioned Shares in respect of which any option may be exercised.

      14. Taxes. The Optionee or such other person exercising the Option in accordance herewith shall pay any and all taxes related to the exercise of the Option, as such taxes become due. If requested by the Corporation, the Optionee shall present evidence of such payment to the Corporation.

      15. Agreement Subject to Plan. The Option granted hereby is subject to the detailed provisions with respect thereto set forth in the Plan. Anything contained herein to the contrary notwithstanding, in the event of a conflict between any provision hereof and the provisions of the Plan, the provisions of the Plan shall in all respects control.

      16. No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

      17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

      18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      19. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

      20. Amendments. This Agreement may not be modified, amended, terminated or in any way changed, except by an agreement in writing signed by the parties hereto.

                              SA HOLDINGS, INC.


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              OPTIONEE:

                              _____________________________________
                              Name:________________________________
                              Address:_____________________________
                                      _____________________________
                                      _____________________________